SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




     DATE OF REPORT (date of earliest event reported): 12/15/97

                        NORTHEAST BANCORP
        (exact name of registrant as specified in charter)

          Maine                    01-16123               01-0425066
(State or other Jurisdiction     (Commission File       (IRS Employer
of Incorporation                 Number)                Identification Number)


   232 Center Street, Auburn, Maine                       04210
(Address of principal executive offices)                (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (207) 777-6411

   (Former name or former address, if changed since last report)

ITEM 5 Other Events

              CHANGE IN NUMBER OF SHARES OUTSTANDING

     Indicate any change (increase or decrease) of 5% or more in the number of shares outstanding:

1.  Title of Security: Common Stock
2.  Number of shares outstanding before the changes: 1,481,734
3.  Number of shares outstanding after the change: 2,222,541
4.  Effective date of change (payment/issuance):  12/15/97
5.  Record date:  11/26/97
6.  Declaration date:  11/12/97
7.  Reason for change:  50% stock dividend

Date: 12/15/97

By:           /s/ James D. Delamater
         ___________________________
           James D. Delamater, President